UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 31, 2007 (November 1, 2007)

Momenta Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50797	04-3561634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

(617) 491-9700
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                                                ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                                                ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.                                          Termination of a Material Definitive Agreement.

On October 31, 2007, Momenta Pharmaceuticals, Inc. (the “Company”) and Alnylam Pharmaceuticals, Inc. (“Alnylam”) executed a Purchase Agreement (the “Purchase Agreement”) pursuant to which Alnylam has agreed to, among other things, assume the Company’s rights and obligations under the Sublease Agreement (the “Sublease”) dated September 8, 2006 by and between the Company and Archemix Corp., as sublandlord (“Archemix”).

Under the terms of the Sublease, the Company had subleased from Archemix approximately 22,364 rentable square feet located on a portion of the second floor of the building located at 300 Third Street in Cambridge, Massachusetts (the “Leased Premises”), which the Company had intended to use primarily for office and laboratory space.  The initial term of the Sublease was to expire on April 30, 2011 with an option to extend for an additional 48 month period, subject to certain termination rights granted to each of the Company and Archemix.  Commencing on March 10, 2007, the Company began paying annual fixed rent of approximately $1.1 million, plus operating expenses, paid in monthly installments.  In addition and in connection with the execution of the Sublease, the Company issued a letter of credit in favor of Archemix in the amount of $2.9 million.

Under the Purchase Agreement, Alnylam has agreed to pay the Company approximately $4.4 million (the “Purchase Price”) to offset certain rent payments, and to cover fees paid by the Company to architects, contractors, brokers and various vendors.  In consideration for the Purchase Price, Alnylam will assume all rights and obligations of the Company under a construction contract, an architect agreement and various permits and approvals.  Alnylam shall also receive, among other things, architectural drawings, construction plans and specifications, equipment and furniture.

The Purchase Agreement also includes representations and warranties by each of the Company and Alnylam regarding matters that are customarily included in agreements of this nature.  The Company and Alnylam have agreed to indemnify each other and their respective related parties against damages with respect to breaches of the representations, warranties, agreements and covenants contained in the Purchase Agreement and for liabilities arising out of ownership of the purchased assets or operation of the Leased Premises.

The foregoing is a summary description of the terms of the Purchase Agreement and is qualified in its entirety by the text of the Purchase Agreement, which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: November 1, 2007	By:	/s/ Richard P. Shea
Richard P. Shea Chief Financial Officer (Principal Financial Officer)